Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2007 Annual Report to Shareowners, which is incorporated by reference in United Technologies Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the incorporation by reference of our report dated February 7, 2008 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2007 relating to the financial statements, which appears in the Annual Report of the United Technologies Corporation Represented Employee Savings Plan on Form 11-K for the year ended December 31, 2006. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

May 5, 2008